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CIGNA CORPORATION                                                     EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(Dollars in millions, except per share amounts)

                                                                 THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                           SEPTEMBER 30,
                                                               1996               1995                 1996               1995
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
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PRIMARY EARNINGS PER SHARE
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NET INCOME (LOSS) AVAILABLE TO
   COMMON SHARES                                       $             281   $           (566)    $           750   $             (71)
---------------------------------------------------------===========================================================================

WEIGHTED AVERAGE SHARES:
    Common shares                                             75,705,848         72,908,117          76,154,099          72,561,464
    Common share equivalents applicable
        to stock options                                         349,199                  *             430,934                   *
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            Total                                             76,055,047         72,908,117          76,585,033          72,561,464
---------------------------------------------------------===========================================================================

PRIMARY EARNINGS PER SHARE                             $            3.69   $          (7.76)    $          9.80   $           (0.98)
---------------------------------------------------------===========================================================================




--------------------------------------------------
FULLY DILUTED EARNINGS PER SHARE
--------------------------------------------------

NET INCOME (LOSS) AVAILABLE TO
   COMMON SHARES:
   Net income                                          $             281   $           (566)    $           750   $             (71)
    Adjusted for:
        Interest expense (net of tax) on
            convertible debentures                                     -                  *                   -                   *
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Net income (loss) available to common shares           $             281   $           (566)    $           750   $             (71)
---------------------------------------------------------===========================================================================

WEIGHTED AVERAGE SHARES:
    Common shares                                             75,705,848         72,908,117          76,154,099          72,561,464
    Common share equivalents applicable
        to stock options                                         379,876                  *             462,101                   *
    Assumed conversion of convertible debentures                       -                  *                   -                   *
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    Total                                                     76,085,724         72,908,117          76,616,200          72,561,464
---------------------------------------------------------===========================================================================

FULLY DILUTED EARNINGS PER SHARE                       $            3.69   $          (7.76)    $          9.79   $           (0.98)
---------------------------------------------------------===========================================================================

* Anti-dilutive; therefore effects have been excluded.